EXHIBIT 10-1

                                 LOAN AGREEMENT



Branch Banking and Trust Company
6430 North Wickham Road
Melbourne, Florida  32940
(Hereinafter referred to as the "Bank")

The Goldfield Corporation,
A Delaware corporation
1684 West Hibiscus Blvd.
Melbourne, Florida  32901
(Hereinafter referred to as the "Borrower")

Southeast Power Corporation,                Bayswater Development Corporation,
a Florida corporation                       a Florida corporation
1684 West Hibiscus Blvd.                    1684 West Hibiscus Blvd.
Melbourne, Florida  32901                   Melbourne, Florida 32901

Pineapple House of Brevard, Inc.,           Oak Park of Brevard, Inc.,
a Florida corporation                       a Florida corporation
1684 West Hibiscus Blvd.                    1684 West Hibiscus Blvd.
Melbourne, Florida 32901                    Melbourne, Florida 32901
(Individually and collectively "Guarantor")

This Loan Agreement ("Agreement") is entered into August 26, 2005 by and between Bank, Borrower, and Guarantor.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by that certain promissory note dated August 26, 2005, in the original principal amount of $1,000,000.00, or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents.

The terms "Loan Documents", as used in the Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, the Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. Section 101, as in effect from time to time). The term "Obligations", as used in the Note and the other Loan


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Documents, refers to any and all indebtedness and other obligations under this
Note, all other obligations under any other Loan Documents, and all obligations under any swap agreements (as defined in 11 U.S.C. Section 101, as in effect from time to time) between Borrower and Bank, or its affiliates, whenever executed. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank, Borrower, and Guarantor agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete to the best of the Borrower's knowledge. Any such information relating to Borrower's or Guarantor's financial condition will accurately reflect Borrower's and Guarantor's financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower and Guarantor further represent that their financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower and Guarantor have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower and Guarantor, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower and Guarantor in writing ("Permitted Liens"). To Borrower's and Guarantor's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's or Guarantor's present rights in their properties and assets have arisen. Discharge of Liens and Taxes. Borrower and Guarantor have duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of their property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower and Guarantor are not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower and Guarantor in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower and Guarantor are in


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substantial compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporate Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no material pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower, and approved by Bank. Regulation U. None of the proceeds of the credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U.

AFFIRMATIVE COVENANTS. Borrower and Guarantor agree that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower and Guarantor will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower and Guarantor as Bank shall reasonably require, and allow Bank, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. ss. 101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this

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Agreement. Notice of Default and Other Notices. (a) Notice of Default. Furnish
to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower or Guarantor is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower or Guarantor; (iii) any material adverse claim against or affecting Borrower, Guarantor, or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower or Guarantor; and (v) at least 30 days prior thereto, any change in Borrower's or Guarantor's name or address as shown above, and/or any change in Borrower's or Guarantor's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower and Guarantor which Bank may reasonably request. Compliance. The Borrower shall confirm in writing to Bank, on a quarterly basis, that it is in compliance with all of the terms of this Loan Agreement. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower or Guarantor in good faith disputes. Reporting Requirements. Comply with the following reporting requirements by providing the following information to Bank: (i) quarterly 10Q Reports and annual 10K reports of Borrower as filed with the S.E.C. no later than two weeks of the time period required by the Securities and Exchange Commission for filing said reports; (ii) financial records of Southeast Power Corporation and other subsidiaries of Borrower as reasonably requested by the Bank; and (iii) such other financial information or disclosure deemed necessary by the Bank from time to time.

NEGATIVE COVENANTS. Borrower and Guarantor agree that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower or Guarantor will not: Change in Fiscal Year. Change the fiscal year of Borrower or Guarantor. Change of Management. Change the current Chief Executive Officer of The Goldfield Corporation, a Delaware corporation, without prior written consent of the Bank. Default on Other Contracts or Obligations. Borrower and Guarantor shall not default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. Judgment Entered. Borrower and Guarantor shall not permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due.


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FINANCIAL COVENANTS. Borrower and Guarantor agree to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, Guarantor, its subsidiaries, and its parent company, as applicable:
Deposit Relationship. Borrower and Guarantor shall maintain their primary depository accounts and primary banking relationship with Bank. Bank acknowledges that a portion of the deposit relationship will be maintained with another financial institution. It is anticipated that this outside deposit relationship will total approximately $500,000.00 on average. Tangible Net Worth. Borrower shall maintain all of the following ratios or amounts, tested quarterly, at calendar quarter-end: (i) a minimum Tangible Net Worth of not less than $14,500,000.00. "Tangible Net Worth" is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill and assets representing claims on stockholders or affiliated entities; (ii) Outside Debt Limitation: Borrowings for the Borrower outside of those from Bank other than accounts payable and other obligations incurred during the normal course of business shall not exceed in the aggregate the sum of $500,000.00, excluding purchasing card debt, within a fiscal year without the prior written consent of Bank; and (iii) Maximum Debt to Worth Ratio: A maximum debt/worth ratio of 2.0:1 for the Borrower is to be maintained and tested quarterly. The ratio is to be calculated by dividing total liabilities on the consolidated balance sheet of the Borrower by the Tangible Net Worth of the Borrower as defined above.

FUTURE DRAWS. Future draws are to be at the request of the Borrower and at the discretion of the Bank.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

CROSS DEFAULT. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, Guarantor, any Subsidiary or Affiliate of Borrower or Guarantor, with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "Borrower" or "Guarantor", respectively, shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower or Guarantor holds, directly or indirectly, greater than a 50% ownership interest) shall constitute a default under this Loan Agreement.

NOTICE AND CURE PERIOD. Notwithstanding any provision in this Loan Agreement, the Note or the Loan Documents to the contrary, an event of default shall not be deemed to have occurred hereunder as to a non-monetary provision of this Loan Agreement unless and until the Borrower shall fail to cure and remedy said non-monetary breach or default within thirty (30) days after the Borrower has received written notice thereof from the Bank, and an event of default shall not be deemed to have occurred hereunder as to a monetary provision of the Loan Agreement unless and until the


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Borrower shall fail to cure and remedy said monetary breach or default within ten (10) days after the Borrower has received written notice thereof from the Bank.

GUARANTY OF OBLIGATIONS. The Obligations set forth in the Note and other Loan Documents shall be guaranteed by the subsidiaries of The Goldfield Corporation with the exception of those entities which are no longer operating and which do not maintain total assets in excess of $250,000.00. The Borrower shall obtain guaranty agreements, in form and content acceptable to Lender, within 10 days of written request from Lender to Borrower for same, if required in accordance with the provisions of this paragraph.

IN WITNESS WHEREOF, Borrower, Guarantor, and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.



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                                   "BORROWER"

                           THE GOLDFIELD CORPORATION,
                           a Delaware corporation


                           By:/s/STEPHEN R. WHERRY (SEAL)
                           ------------------------------
                               STEPHEN R. WHERRY
                               Treasurer



                                   "GUARANTOR"


                           SOUTHEAST POWER CORPORATION,
                           a Florida corporation


                           By: /s/STEPHEN R. WHERRY (SEAL)
                               ---------------------------
                               STEPHEN R. WHERRY
                               Treasurer


                           PINEAPPLE HOUSE OF BREVARD, INC.,
                           a Florida corporation


                           By: /s/ STEPHEN R. WHERRY (SEAL)
                               ------------------------------
                               STEPHEN R. WHERRY
                               Treasurer

                           BAYSWATER DEVELOPMENT CORPORATION,
                           a Florida corporation


                           By: /s/ STEPHEN R. WHERRY (SEAL)
                               ----------------------------
                               STEPHEN R. WHERRY
                               Treasurer

                           OAK PARK OF BREVARD, INC.,
                           a Florida corporation


                           By: /s/ STEPHEN R. WHERRY (SEAL)
                               ----------------------------
                               STEPHEN R. WHERRY
                               Treasurer


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                                     "BANK"

                           BRANCH BANKING AND TRUST COMPANY



                           By: /s/BARRY FORBES    (SEAL)
                               -------------------------
                               BARRY FORBES
                               Senior Vice President


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